UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

Cornerstone Building Brands, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway	Suite 400	Cary	NC	27513
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2026, Cornerstone Building Brands, Inc. (the “Company”) implemented leadership changes that resulted in the departure of Melissa Jones, the President of the Company’s Siding & Accessories-U.S. business unit.

Ms. Jones’s departure from the Company will be treated as a qualifying termination without cause under the Cornerstone Building Brands, Inc. Severance Plan, effective December 2, 2021 (the “Severance Plan”), which will entitle Ms. Jones to the severance payments and benefits provided to participants in the Severance Plan. Ms. Jones’s receipt of the severance payments and benefits is conditioned on her execution, delivery and non-revocation of a customary general release of claims and on her compliance with the restrictive covenants set forth in the Severance Plan.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Severance Plan. The Severance Plan was filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and a form of notice of amendment to the Severance Plan was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Austin K. So
Name: Austin K. So
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: October 22, 2026